Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated September 23, 2015 relating to the combined financial statements of FMU Group, which appears in Amendment No. 7 to the Registration Statement on Form S-1 (No. 333-207243).  We also consent to the reference to us under the heading “Experts” in Amendment No. 7 to the Registration Statement on Form S-1 (No.333-207243).

/s/PricewaterhouseCoopers
Auditores Independentes

Sao Paulo, Brazil

January 31, 2017